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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bionutrics, Inc. on Form S-8 of our report dated January 13, 1998 (which report contains an emphasis paragraph with respect to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Bionutrics, Inc. for the year ended October 31, 1997.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 5, 1998